EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       ANSWERTHINK CONSULTING GROUP, INC.,
                                     (BUYER)

                        INFINITY CONSULTING GROUP, INC.,
                                   (INFINITY)

                                       AND

                          THE SHAREHOLDERS OF INFINITY
                             (COLLECTIVELY, SELLERS)



                         DATED AS OF SEPTEMBER 30, 1998

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
                                TABLE OF CONTENTS
                                                                               PAGE
1. DEFINITIONS...................................................................4

2. PURCHASE AND SALE OF INFINITY SHARES..........................................7
         (a) BASIC TRANSACTION...................................................7
         (b) PURCHASE PRICE......................................................7
         (c) EARNED PAYOUT AMOUNT................................................7
         (d) FORM AND DATE OF PAYMENT OF EARNED PAYOUT AMOUNT....................8
         (e) NET CASH ADJUSTMENT.................................................9
         (f) THE CLOSING.........................................................9
         (g) DELIVERIES AT THE CLOSING...........................................9

3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION....................9
         (a) REPRESENTATIONS AND WARRANTIES OF EACH SELLER.......................9
                  (i) AUTHORIZATION OF TRANSACTION...............................9
                  (ii) NONCONTRAVENTION..........................................9
                  (iii) BROKER'S FEES............................................9
                  (iv) INFINITY SHARES...........................................9
                  (v) DISCLOSURE................................................10
         (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER........................10
                  (i) ORGANIZATION OF THE BUYER.................................10
                  (ii) AUTHORIZATION OF TRANSACTION.............................10
                  (iii) NONCONTRAVENTION........................................10
                  (iv) BROKERS' FEES............................................10
                  (v) INVESTMENT................................................10

4. REPRESENTATIONS AND WARRANTIES CONCERNING INFINITY...........................10
         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER...................11
         (b) CAPITALIZATION.....................................................11
         (c) NONCONTRAVENTION...................................................11
         (d) SUBSIDIARIES.......................................................11
         (e) FINANCIAL STATEMENTS...............................................12
         (f) EVENTS SUBSEQUENT TO JUNE 30, 1998.................................12
         (g) UNDISCLOSED LIABILITIES............................................13
         (h) TAX MATTERS........................................................14
         (i) TANGIBLE ASSETS....................................................15
         (j) OWNED REAL PROPERTY................................................15
         (k) INTELLECTUAL PROPERTY..............................................15
         (l) REAL PROPERTY LEASES...............................................16
         (m) CONTRACTS..........................................................17
         (n) NOTES AND ACCOUNTS RECEIVABLE......................................17
         (o) POWERS OF ATTORNEY.................................................17
         (p) INSURANCE..........................................................18
         (q) LITIGATION.........................................................18
         (r) EMPLOYEES..........................................................18
         (s) EMPLOYEE BENEFITS..................................................18
         (t) GUARANTIES.........................................................19
         (u) ENVIRONMENT, HEALTH, AND SAFETY....................................19
         (v) LEGAL COMPLIANCE...................................................20
         (w) CERTAIN BUSINESS RELATIONSHIPS WITH INFINITY.......................21
         (x) BROKERS' FEES......................................................21
         (y) DISCLOSURE.........................................................21

5. RESERVED.....................................................................21

6. ADDITIONAL COVENANTS.........................................................21
         (a) GENERAL............................................................21
         (b) LITIGATION SUPPORT.................................................21
         (c) TRANSITION.........................................................21
         (d) CONFIDENTIALITY....................................................21
         (e)  TERMINATION OF BANK FACILITIES; RELEASE OF GUARANTIES.............22
         (f) MONITORING INFORMATION.............................................22
         (g) SECTION 338(H)(10) ELECTION........................................22
         (h) LANDLORDS' CONSENTS................................................22
         (i) ADDITIONAL TAX MATTERS.............................................22

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         (j) COVENANT NOT TO COMPETE............................................22
         (k) CONDUCT DURING EARNED PAYOUT PERIOD................................23

7. CONDITIONS TO OBLIGATIONS TO CLOSE...........................................23
         (a) CONDITIONS TO OBLIGATION OF THE BUYER..............................23
         (b) CONDITIONS TO OBLIGATIONS OF THE SELLERS...........................25

8. REMEDIES FOR BREACHES OF THIS AGREEMENT......................................26
         (a) SURVIVAL...........................................................26
         (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER................26
         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS..............27
         (d) MATTERS INVOLVING THIRD PARTIES....................................28
         (e) EXCLUSIVE REMEDY...................................................28
         (f) PAYMENT; GENERAL RIGHT OF OFFSET...................................28
         (g) OTHER INDEMNIFICATION PROVISIONS...................................28
         (h) ARBITRATION WITH RESPECT TO CERTAIN INDEMNIFICATION MATTERS........28

9. RESERVED.....................................................................29

10. MISCELLANEOUS...............................................................29
         (a) THE SELLERS........................................................29
         (b) PRESS RELEASES AND ANNOUNCEMENTS...................................30
         (c) NO THIRD-PARTY BENEFICIARIES.......................................30
         (d) ENTIRE AGREEMENT...................................................30
         (e) SUCCESSION AND ASSIGNMENT..........................................30
         (f) FACSIMILE/COUNTERPARTS.............................................30
         (g) DESCRIPTIVE HEADINGS...............................................30
         (h) NOTICES............................................................30
         (i) GOVERNING LAW......................................................31
         (j) AMENDMENTS AND WAIVERS.............................................31
         (k) SEVERABILITY.......................................................31
         (l) EXPENSES...........................................................31
         (m) CONSTRUCTION.......................................................31
         (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES..................31
         (o) SPECIFIC PERFORMANCE...............................................31
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
                     LIST OF EXHIBITS, ANNEXES AND SCHEDULES

EXHIBITS
Exhibit A                  Form of Equity Purchase Agreement
Exhibit B                  Form of Stock Option Agreement
Exhibit C                  Financial Statements
Exhibit D                  Form of Compliance Agreement
Exhibit E                  Form of Opinion of Sellers' Legal Counsel
Exhibit F                  Confidentiality Agreement


ANNEXES AND TABLE

Annex I                    Determination of Adjusted EBITA of Infinity
Annex II                   Exceptions to Representations and Warranties of Sellers
Annex III                  Exceptions to Representations and Warranties of Buyer
Annex IV                   Persons to Deliver Compliance Agreements
Annex V                    RESERVED
Annex VI                   Persons to Execute Buyer's Options,  Number of Buyer's Options To Be Delivered,  Initial
                           Salary of Sellers and Initial Salary and Bonus for Non-Seller Employees

SCHEDULES

Allocation Schedule
Disclosure Schedule

                                     -iii-
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                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of the 30th day of September, 1998, and effective as of September 29, 1998, by and among ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation (the "BUYER"), INFINITY CONSULTING GROUP, INC., an Indiana corporation ("INFINITY"), and THE SHAREHOLDERS OF INFINITY LISTED ON THE SIGNATURE PAGE HEREOF (collectively, the "SELLERS"). The Buyer and the Sellers are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                  The Sellers collectively own all of the outstanding capital stock of Infinity.

                  This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of Infinity.

                  Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                  1. DEFINITIONS.

                  "ACG MARKET PRICE AT CLOSING" has the meaning set forth in
SECTION 2(B) below.

                  "ACG MARKET PRICE AT EARNOUT" has the meaning set forth in
SECTION 2(D)(II) below.

                  "ADJUSTED EBITA OF INFINITY" means adjusted earnings before interest and taxes and goodwill amortization of Infinity during the Earned Payout Period as determined by ANNEX I attached hereto.

                  "ADVERSE CONSEQUENCES" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

                  "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

                  "BUYER" has the meaning set forth in the preface above.

                  "BUYER'S COMMON STOCK" means the common stock, par value $0.001 per share, of Buyer.

                  "BUYER'S OPTIONS" means options to purchase Buyer's Shares pursuant to and in accordance with the terms of the Stock Option Agreement attached hereto as EXHIBIT B.

                  "BUYER'S SHARES" means the shares of restricted Buyer's Common Stock, which are issued pursuant to and in accordance with the terms set forth in the Equity Purchase Agreement attached hereto as EXHIBIT A.

                  "CASH PORTION OF THE EARNED PAYOUT AMOUNT" has the meaning set forth in SECTION 2(D) below.

                  "CASH PORTION OF THE PURCHASE PRICE" has the meaning set forth in SECTION 2(B) below.

                  "CLOSING" has the meaning set forth in SECTION 2(F) below.

                  "CLOSING DATE" has the meaning set forth in SECTION 2(F) below.

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

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Infinity including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

                  "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

                  "CUSTOMER CONTRACT OR AGREEMENT" means any agreement whereby Infinity provides consulting services to a third party during the 1997 or 1998 fiscal years of Infinity.

                  "CUSTOMER" shall have the meaning set forth in SECTION 6(J) below.

                  "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. ss.1.1502-13.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 4 below.

                  "DOCUMENTATION" has the meaning set forth in SECTION 4(K) below.

                  "EARNED PAYOUT AMOUNT" has the meaning set forth in SECTION 2(C) below.

                  "EARNED PAYOUT PERIOD" means the period from September 1, 1998 through August 31, 1999.

                  "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

                  "EQUITABLE EXCEPTIONS" shall have the meaning set forth in
SECTION 3(A)(I) below.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                  "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(E) below.

                  "FIRST TIER EARNED PAYOUT AMOUNT" has the meaning set forth in
SECTION 2(C)(I) below.

                  "FIRST TIER PERCENTAGE" has the meaning set forth in SECTION 2(C)(I) below.

                  "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

                  "INDEMNIFIED PARTY" has the meaning set forth in SECTION 8(D) below.

                  "INDEMNIFYING PARTY" has the meaning set forth in SECTION 8(D) below.

                  "INFINITY" has the meaning set forth in the preface above.

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                  "INFINITY'S BUSINESS" means the business of Infinity on the execution date of this Agreement, consisting of software implementation and consulting services, primarily associated with the PeopleSoft software.

                  "INFINITY SHARES" means all outstanding shares of the common stock, $0.01 par value per share, of Infinity.


                  "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (e) other proprietary rights, and (f) copies and tangible embodiments thereof (in whatever form or medium).

                  "KNOWLEDGE" means, with respect to Infinity, actual knowledge after reasonable investigation and inquiry by Sellers, which inquiry shall include an inquiry of the employees of Infinity with responsibility for the matters in question.

                  "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

                  "LICENSES" has the meaning set forth in SECTION 4(K) below.

                  "MATERIAL" has the meaning set forth in SECTION 4 below.

                  "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

                  "MOST RECENT FINANCIAL STATEMENTS" means the Financial Statements for and as of June 30, 1998.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

                  "NET SERVICE REVENUES" means the gross revenue of Infinity as normally calculated on the Financial Statements less the sum of the following:
(i) Infinity's cost of subcontractors, (ii) reimbursed expenses, and (iii) the cost of software that is resold by Infinity, all as calculated in accordance with GAAP, consistently applied.

                  "NET CASH OF INFINITY" means the total cash of Infinity less the total liabilities of Infinity determined in accordance with GAAP, consistently applied.

                  "1999 ADJUSTED EBITA PERCENTAGE" means the Adjusted EBITA of Infinity during the Earned Payout Period (prepared on an accrual basis of accounting and in accordance with GAAP) divided by the Net Service Revenues during the Earned Payout Period.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PARTY" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2(B) below.

                  "REPORTABLE EVENT" has the meaning set forth in ERISA Sec.
4043.

                  "SECOND TIER EARNED PAYOUT AMOUNT" has the meaning set forth in SECTION 2(C)(II) below.

                  "SECOND TIER PERCENTAGE" has the meaning set forth in SECTION 2(C)(II) below.



                                      -6-
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                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SELLERS" has the meaning set forth in the preface above.

                  "SELLERS' EARNOUT SHARES" has the meaning set forth in SECTION 2(D)(II) below.

                  "STOCK PORTION OF THE EARNED PAYOUT AMOUNT" has the meaning set forth in SECTION 2(D) below.

                  "STOCK PORTION OF THE PURCHASE PRICE" has the meaning set forth in SECTION 2(B) below.

                  "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "TAX RETURN" means any tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  2.  PURCHASE AND SALE OF INFINITY SHARES.

                      (b) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and each Seller agrees to sell to the Buyer, all of its respective Infinity Shares for the consideration specified below in this SECTION 2.

                      (b) PURCHASE PRICE. The purchase price for Infinity Shares shall be composed of the Cash Portion of the Purchase Price, the Stock Portion of the Purchase Price and the Earned Payout Amount. The Buyer agrees to pay to the Sellers in the aggregate the sum of (i) $2,234,000 (to be increased dollar for dollar by the amount of the adjustment, if any, set forth in SECTION 2(E)) in cash (the "CASH PORTION OF THE PURCHASE PRICE"); and (ii) $3,627,000 in the form of Buyer's Shares (the "STOCK PORTION OF THE PURCHASE PRICE") equal to $3,627,000 divided by the ACG Market Price at Closing (as hereinafter defined), all in exchange for the Infinity Shares to be purchased by Buyer pursuant to the terms hereof. The "ACG MARKET PRICE AT CLOSING" shall be $19.50. The Cash Portion of the Purchase Price shall be paid by Buyer to Sellers at the Closing by wire transfer of immediately available funds to an account designated by Sellers on SCHEDULE 2(B). The Stock Portion of the Purchase Price shall be issued by Buyer to Sellers at the Closing by the delivery of stock certificates; PROVIDED that each Seller enters into an equity purchase agreement in the form attached hereto as EXHIBIT A. The sum of the Cash Portion of the Purchase Price, the Stock Portion of the Purchase Price and the Earned Payout Amount shall be referred to as the "PURCHASE PRICE." Each of (i) the Cash Portion of the Purchase Price and (ii) the Stock Portion of the Purchase Price shall be allocated among Sellers in dollar amounts determined pro rata in accordance with the ALLOCATION SCHEDULE.

                      (c) EARNED PAYOUT AMOUNT. In addition to the Cash Portion of the Purchase Price and the Stock Portion of the Purchase Price, the Buyer agrees to pay to the Sellers an amount (the "EARNED PAYOUT AMOUNT") equal to the sum of the following:

                          (i) the product of the following (referred to as the
                  "FIRST TIER EARNED PAYOUT AMOUNT"): (i) the quotient of (A) the amount, if any, by which the Net Service Revenues earned during the Earned Payout Period exceed $8,000,000 up to a maximum excess amount of $2,000,000 DIVIDED BY (B) $2,000,000 (such quotient hereinafter referred to as the "FIRST TIER PERCENTAGE") and (ii) $816,000. Notwithstanding the foregoing in this SECTION 2(C)(I), the First Tier Earned Payout Amount shall be equal to zero unless either (x) the 1999 Adjusted EBITA Percentage is greater than or equal to 35.00% (rounded to the hundredth of a percentage point) or (y) the Second Tier Earned Payout Amount (as calculated below) is greater than zero; and

                          (ii) the product of the following (such amount shall
                  be referred to as the "SECOND TIER EARNED PAYOUT AMOUNT"): (i) the quotient of (A) the amount, if any, by which the Net Service Revenues earned during the Earned Payout Period exceed $10,000,000 up to a maximum excess amount of $2,000,000 DIVIDED BY (B) $2,000,000 (such quotient hereinafter referred to as the "SECOND TIER PERCENTAGE") and (ii) $816,000. Notwithstanding the foregoing in this SECTION 2(C)(II), the Second Tier Earned Payout Amount shall be equal to zero if the difference between the following is greater than the 1999 Adjusted EBITA Percentage (rounded to the hundredth of a percentage point): (x) 35.00% less (y) the product of 2.00% and the Second Tier Percentage. If and only if (1) the Second Tier Earned Payout Amount is equal to zero, (2) the Net Service Revenues earned during the Earned Payout Period exceed $12,000,000 and (3) the 1999 Adjusted EBITA Percentage (rounded to the hundredth of a percentage point) is greater than 28.00%, then notwithstanding the foregoing sentence, the Second Tier Earned Payout Amount will be equal to the product of the following (PROVIDED, HOWEVER, that in no event will the Second Tier Earned Payout Amount exceed $816,000): (i) $816,000 and (ii) the quotient of (A) the 1999 Adjusted EBITA Percentage (rounded to the hundredth of a percentage point) MINUS 28.00% divided by (B) 5.00%. In addition, if and only if the conditions in (1), (2) and (3) above in this SUBPARAGRAPH 2(C)(II) are met, then the Second Tier Percentage will be equal to the quotient of (A) the 1999 Adjusted EBITA Percentage (rounded to the hundredth of a percentage point) MINUS 28.00% divided by (B) 5.00%; PROVIDED, HOWEVER, that in no event will such quotient of (A) divided by (B) exceed 1.0.

                      (d) FORM AND DATE OF PAYMENT OF EARNED PAYOUT AMOUNT. The Earned Payout Amount, if any, shall be payable in the aggregate as follows: (i) 52.21% of the Earned Payout Amount, if any, in cash (the "CASH PORTION OF THE EARNED PAYOUT AMOUNT") and (ii) 47.79% of the Earned Payout Amount, if any, in Buyer's Shares, as determined hereinafter (the "STOCK PORTION OF THE EARNED PAYOUT AMOUNT").

                          (i) CASH PORTION OF EARNOUT. The Cash Portion of the
                  Earned Payout Amount, if any, shall be payable (pro rata in accordance with the percentages set forth on the ALLOCATION SCHEDULE) to the Sellers. The Cash Portion of the Earned Payout Amount shall be paid by wire transfer or other delivery of immediately available funds within forty-five (45) days following the expiration of the Earned Payout Period to an account designated Sellers.

                          (ii) STOCK PORTION OF EARNOUT PAYABLE TO SELLERS. The
                  Stock Portion of the Earned Payout Amount, if any, will be issued (pro rata in accordance with the percentages set forth on the ALLOCATION SCHEDULE) to the Sellers, by the delivery to each such Seller of the number Buyer's Shares as calculated in this SECTION 2(D)(II) ("SELLERS' EARNOUT SHARES"). The aggregate number of Sellers' Earnout Shares under this SECTION 2(D)(II) will be equal the Stock Portion of the Earned Payout Amount divided by the ACG Market Price at Earnout (as defined hereinafter). The "ACG MARKET PRICE AT EARNOUT" shall mean the average of the closing bid price of the Buyer's Common Stock as listed on the NASDAQ National Market System for the five
                  (5) business days prior to the two (2) business days immediately prior to August 31, 1999. The Sellers' Earnout Shares shall be issued (pro rata in accordance with the percentages set forth on the ALLOCATION SCHEDULE) to the Sellers (as rounded down to the nearest whole number); PROVIDED, that each Seller receiving Sellers' Earnout Shares must enter into an equity purchase agreement in the form attached hereto as EXHIBIT A.

                          (iii) PAYOUT OF STOCK PORTION OF EARNOUT. The Stock
                  Portion of the Earned Payout Amount, if any, shall be payable on or before forty-five (45) days following the expiration of the Earned Payout Period by the delivery of certificates representing Sellers' Earnout Shares calculated in accordance with this SECTION 2(D)(II).

                          (iv) DETERMINATION. The Earned Payout Amount shall be
                  determined by Coopers & Lybrand, L.L.P. in accordance with the terms of this Agreement and ANNEX I hereto.

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

                      (e) NET CASH ADJUSTMENT. The Cash Portion of the Purchase Price shall be adjusted upward on a dollar-for-dollar basis by the amount by which the Net Cash of Infinity as of August 31, 1998 is greater than zero; PROVIDED, HOWEVER, that such upward adjustment pursuant to this SECTION 2(E) shall not exceed $500,000 and PROVIDED, FURTHER, that Sellers' conduct the business of Infinity in the ordinary course from August 31, 1998 through the Closing Date. In the event the Parties are unable to agree on or calculate the Net Cash of Infinity as of August 31, 1998 before the Closing, the Net Cash of Infinity as of August 31, 1998 shall be determined subsequent to the Closing by Coopers & Lybrand, L.L.P. in accordance with the terms of this Agreement (at the joint expense of the Buyer and the Sellers), which determination shall be final, conclusive and binding on the Parties.

                      (f) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Hogan & Hartson, LLP in Washington, D.C. commencing at 9:00 a.m. local time on September 30, 1998 or on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "CLOSING DATE"), effective as of September 29, 1998; PROVIDED, HOWEVER, that the Closing Date shall be no later than October 15, 1998.

                      (g) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in SECTION 7(A) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in
SECTION 7(B) below, (iii) the Sellers will each deliver to the Buyer stock certificates representing all of its Infinity Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers the consideration specified in SECTION 2(H) above as may be adjusted after the Closing pursuant to SECTION 2(B) above.

                  3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

                      (a) REPRESENTATIONS AND WARRANTIES OF EACH SELLER. Each Seller represents and warrants to the Buyer that, subject to the specific qualifications and limitations set forth below, the statements contained in this
SECTION 3(A) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
SECTION 3(A)) with respect to itself, or himself, except as set forth on ANNEX II attached hereto:

                          (i) AUTHORIZATION OF TRANSACTION. The Seller has full
                  power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in ARTICLE 2 of this Agreement).

                          (ii) NONCONTRAVENTION. Neither the execution and the
                  delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby by the Seller, will
                  (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

                          (iii) BROKER'S FEES. Seller has no Liability or
                  obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                          (iv) INFINITY SHARES. The Seller holds of record and
                  owns beneficially the number of Infinity Shares set forth next to its name in

                  SECTION 4(B) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Seller is not a party to (or has otherwise waived all rights under) any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Infinity (other than this Agreement). The Seller is not a party to (or has otherwise terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Infinity.

                          (v) DISCLOSURE. The representations and warranties
                  regarding the Seller contained in this SECTION 3(A) as amended, modified and/or supplemented by ANNEX II do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this SECTION 3(A) not misleading.

                      (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this
SECTION 3(B) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3(B)), except as set forth in ANNEX III attached hereto.

                          (i) ORGANIZATION OF THE BUYER. Buyer is a corporation
                  duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer is a publicly traded company that is traded on the NASDAQ National Market System under the symbol ANSR.

                          (ii) AUTHORIZATION OF TRANSACTION. Buyer has full
                  power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in ARTICLE 2 of this Agreement).

                          (iii) NONCONTRAVENTION. Neither the execution and the
                  delivery of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby by the Buyer, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or
                  (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject and which has a Material adverse effect on Buyer.

                          (iv) BROKERS' FEES. The Buyer has no Liability or
                  obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

                          (v) INVESTMENT. The Buyer is not acquiring Infinity
                  Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  4. REPRESENTATIONS AND WARRANTIES CONCERNING INFINITY. The Sellers jointly and severally represent and warrant to the Buyer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 4), except as set forth in the Disclosure Schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule may be updated one or more times prior to the Closing Date. Any updated Disclosure Schedule shall be delivered at or before the Closing. In the event any such updated Disclosure Schedule indicates a material change from information previously provided to the Buyer, Buyer shall be entitled to terminate this Agreement (without any liability whatsoever to Infinity) by written notice delivered to Infinity following receipt of such updated Disclosure Schedule. An event or matter that causes any representation or warranty contained in this Section to be inaccurate, incorrect or false will not be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL" adverse effect or to be "MATERIALLY" affected unless the loss that may reasonably be expected to occur to Infinity with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to Infinity as a result of any such events or matters, would exceed $25,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this paragraph, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or diminutions in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are reasonably likely to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; PROVIDED, HOWEVER, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). A Customer Contract or Agreement is "Material" if during either calendar year 1997 or 1998 such Customer Contract or Agreement produced or is expected to produce $50,000 of Net Service Revenues. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 4.

                      (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Infinity is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Except as disclosed in
SECTION 4(A) of the Disclosure Schedule, Infinity is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Infinity has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 4(A) of the Disclosure Schedule lists the directors and officers of Infinity. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of Infinity (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books and the stock record books of Infinity are correct and complete. Infinity is not in default under or in violation of any provision of its charter or bylaws.

                      (b) CAPITALIZATION. The entire authorized capital stock of Infinity consists of 10,000 shares of capital stock, 300 of which are issued and outstanding and no Infinity Shares are held in treasury. All of the issued and outstanding Infinity Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Sellers. Except as set forth on the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Infinity is a party or which are binding upon Infinity providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Infinity. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Infinity.

                      (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Infinity is subject or any provision of the charter or bylaws of Infinity, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Infinity is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Infinity does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                      (d) SUBSIDIARIES. Infinity has no Subsidiaries.

                      (e) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT C are the following financial statements (collectively the "FINANCIAL STATEMENTS"): unaudited balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the fiscal years ended December 31, 1996 and 1997 and unaudited balance sheet and statement of income, and changes in stockholder's equity as of and for the 6 month period ended June 30, 1998 for Infinity. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, fairly present the financial condition of Infinity as of such dates, and are consistent with the books and records of Infinity (which books and records are correct and complete).

                      (f) EVENTS SUBSEQUENT TO JUNE 30, 1998. Since June 30, 1998, except as set forth on the Disclosure Schedule, there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Infinity. Without limiting the generality of the foregoing since that date except as set forth on the Disclosure Schedule:

                          (i) Infinity has not sold, leased, transferred, or
                  assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                          (ii) Infinity has not entered into any contract,
                  lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $35,000 or outside the Ordinary Course of Business;

                          (iii) Infinity has not accelerated, terminated,
                  modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $25,000 to which Infinity is a party or by which it is bound;

                          (iv) no party has notified Infinity of any
                  acceleration, termination, modification or cancellation of any outstanding Material Customer Contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), other than any employment agreements entered into in the Ordinary Course of Business, involving more than $25,000 to which a Infinity is a party or by which it is bound;

                          (v) Infinity has not imposed any Security Interest
                  upon any of its assets, tangible or intangible;

                          (vi) Infinity has not made any capital expenditure (or
                  series of related capital expenditures) either involving more than $10,000 individually or $30,000 in the aggregate, or outside the Ordinary Course of Business;

                          (vii) Infinity has not made any capital investment in,
                  any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) involving more than $50,000 in the aggregate;

                          (viii) Infinity has not created, incurred, assumed, or
                  guaranteed any indebtedness (including capitalized lease obligations) involving more than $10,000 individually or in the aggregate or outside the Ordinary Course of Business;

                          (ix) Infinity has not delayed or postponed (beyond its
                  normal practice) the payment of any accounts payable and other Liabilities;

                          (x) Infinity has not canceled, compromised, waived, or
                  released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                          (xi) Infinity has not granted any license or
                  sublicense of any rights under or with respect to any Intellectual Property;

                          (xii) there has been no change made or authorized in
                  the charter or bylaws of Infinity;

                          (xiii) Infinity has not issued, sold, or otherwise
                  disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                          (xiv) Infinity has not declared, set aside, or paid
                  any dividend or distribution with respect to its capital stock nor redeemed, purchased, or otherwise acquired any of its capital stock;

                          (xv) Infinity has not made any consulting or other
                  payment to the Sellers;

                          (xvi) Infinity has not experienced any damage,
                  destruction or loss involving more than $25,000 (whether or not covered by insurance) to its property;

                          (xvii) Infinity has not made any loan to, or entered
                  into any other transaction with, any of its officers, directors or employees (who are not Sellers) outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

                          (xviii) Infinity has not made any loan to, or entered
                  into any other transaction with, any of the Sellers giving rise to any claim or right on its part against the person or on the part of such person against it;

                          (xix) Infinity has not entered into any employment
                  contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement with any of its full-time staff employees;

                          (xx) Infinity has not granted an increase outside the
                  Ordinary Course of Business in the base compensation of any of its directors, officers, and employees (other than the Sellers);

                          (xxi) Infinity has not granted an increase in the base
                  compensation, nor has Infinity made any payments or promises or commitments to pay to any of the Sellers to make any other payments (other than salary and reimbursement of customary expenses) to any of the Sellers, including without limitation bonuses.

                          (xxii) Infinity has not adopted any (A) bonus, (B)
                  profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                          (xxiii) Infinity has not made any other change in
                  employment terms for any of its directors, officers, and full-time staff employees;

                          (xxiv) Infinity has not made or pledged to make any
                  charitable or other capital contribution outside the Ordinary Course of Business;

                          (xxv) there has not been any other occurrence, event,
                  incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Infinity.

                          (xxvi) Infinity has not committed to any of the
                  foregoing.

                      (g) UNDISCLOSED LIABILITIES. Infinity does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Infinity giving rise to any Liability, including, without limitation, Liability under the Fair Labor Standards Act of 1938, as amended and the rules and regulations promulgated thereunder) which is individually in excess of $5,000, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after December 31, 1998 Year End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

                      (h) TAX MATTERS.

                          (i) Infinity has filed all Tax Returns that it was
                  required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Infinity (whether or not shown on any Tax Return) have been paid or accrued on the Balance Sheet. Infinity currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in a jurisdiction where Infinity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Infinity that arose in connection with any failure (or alleged failure) to pay any Tax.

                          (ii) Infinity has withheld and paid all Taxes required
                  to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and Infinity has properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

                          (iii) Neither Sellers nor any of the directors or
                  officers (or employees responsible for Tax matters) of Infinity have received, nor do any of them expect to receive, any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Infinity either (A) claimed or raised by any authority in writing or (B) as to which Sellers or any of the directors or officers (or employees responsible for Tax matters) of Infinity have Knowledge based upon personal contact with any agent of such authority. SECTION 4(H) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Infinity for taxable periods ended on or after December 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to, by Infinity since December 31, 1990.

                          (iv) Infinity has not waived any statute of
                  limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                          (v) Infinity has not filed a consent under Code Sec.
                  341(f) concerning collapsible corporations. Infinity has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to Infinity under Code Sec. 280G. Infinity has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Infinity has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. Infinity is not a party to any Tax allocation or sharing agreement. Infinity has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, during any part of any consolidated return year within any part of which consolidated return year also was a member of the Affiliated Group. Infinity (and any predecessor of Infinity) has been a validly electing S corporation within the meanings of Sections 1361 and 1362 of the Code and any corresponding state or local tax provisions at all times since the date of its incorporation, and Infinity will be an S corporation until and including the Closing Date. The election of Infinity to be taxed under subchapter S of the Code is valid, in full force and effect and is in compliance with all applicable Tax laws, rules and regulations. Infinity has not had at any time during Infinity's existence owned any subsidiaries (including any "qualified subchapter S subsidiaries" within the meaning of
                  Section 1361(b)(3)(13) of the Code.

                  Infinity would not be liable for any Tax under Section 1374 of the Code in connection with a deemed sale of Infinity's assets caused by an election under Section 338(h)(10) of Code. Infinity has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which Infinity's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

                          (vi) SECTION 4(H) of the Disclosure Schedule sets
                  forth the following information with respect to Infinity as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Infinity; and (B) the amount of any deferred gain or loss allocable to Infinity arising out of any Deferred Intercompany Transaction.

                          (vii) The unpaid Taxes of Infinity do not exceed the
                  reserve for Tax Liability set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Infinity in filing its Tax Returns.

                      (i) TANGIBLE ASSETS. Infinity owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. To the Knowledge of Sellers, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                      (j) OWNED REAL PROPERTY. Infinity does not own nor does it have any interest in any real property or improvements thereon (other than the leases disclosed in SECTION 4(J) of the Disclosure Schedule, and the leasehold improvements relating to the same) nor does Infinity have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements (other than as disclosed in SECTION 4(J) of the Disclosure Schedule)

                      (k) INTELLECTUAL PROPERTY.

                          (i) Attached hereto as SECTION 4(K) of the Disclosure
                  Schedule is a list and brief description of all Intellectual Property owned or licensed by Infinity. Infinity has furnished Buyer with copies of all license agreements to which Infinity is a party, either as licensor or licensee, with respect to any Intellectual Property. Infinity has good title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the Infinity's business, in its business as presently conducted without the payment of any royalty or similar payment, and Infinity is not infringing on any Intellectual Property right of others, and neither Infinity nor Sellers are aware of any infringement by others of any such rights owned by Infinity.

                          (ii) All licenses set forth on SECTION 4(K) of the
                  Disclosure Schedule are valid and binding obligations of Infinity, and to the Knowledge of the Sellers and officers (and employees with responsibility thereto), of the other parties thereto, and enforceable against Infinity, and to the Knowledge of the Sellers and officers (and employees with responsibility thereto), the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. Infinity owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of Infinity as presently conducted.

                          (iii) All personnel, including employees, agents,
                  consultants, and contractors, who have contributed to or participated in the conception and development of any Intellectual Property have executed the nondisclosure agreements set forth in SECTION 4(K) of the Disclosure Schedule and either (1) have been party to a written agreement with Infinity that has accorded Infinity full, effective, exclusive and original ownership of all Intellectual Property, or (2) have executed appropriate instruments of assignment in favor of Infinity as assignee that have conveyed to Infinity full, effective, and exclusive ownership of all Intellectual Property.

                          (iv) The Sellers have also delivered to the Buyer
                  correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, applications, licenses, agreements, and permissions (as amended to date) held by Infinity, and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property necessary for the conduct of the business of Infinity as heretofore conducted, each as listed on SECTION 4(K) of the Disclosure
                  Schedule: (A) the identified owner possesses all right, title, and interest in and to the item; (B) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (C) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (D) Infinity has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                          (v) Except as set forth on SECTION 4(K) of the
                  Disclosure Schedule, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Legacy in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
                  (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                      (l) REAL PROPERTY LEASES. SECTION 4(L) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Infinity. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in SECTION 4(L) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in SECTION 4(L) of the Disclosure Schedule:

                          (i) the lease or sublease is legal, valid, binding,
                  enforceable, and in full force and effect, subject to the Equitable Exceptions;

                          (ii) the lease or sublease will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                          (iii) Infinity is not and, to the Knowledge of
                  Sellers, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                          (iv) Infinity has not, and to the Knowledge of the
                  Sellers, no other party to the lease or sublease has repudiated any provision thereof;

                          (v) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                          (vi) Infinity has not assigned, transferred, conveyed,
                  mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                          (vii) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

                      (m) CONTRACTS. SECTION 4(M) of the Disclosure Schedule lists the following contracts, agreements, Customer Contracts or Agreements and other written arrangements to which Infinity is a party:

                          (i) any written arrangement (or group of related
                  written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $35,000 per annum;

                          (ii) any written arrangement (or group of related
                  written arrangements) for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $50,000;

                          (iii) any written arrangement concerning a partnership
                  or joint venture;

                          (iv) any written arrangement (or group of related
                  written arrangement) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $35,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                          (v) any written arrangement requiring confidentiality
                  or noncompetition;

                          (vi) any written arrangement with any of its
                  directors, officers, or employees, or any of its Affiliates;

                          (vii) any written arrangement under which the
                  consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Infinity;

                          (viii) any written Customer Contract or Agreement; or

                          (ix) any other written arrangement (or group of
                  related written arrangements) either involving more than $35,000 or not entered into in the Ordinary Course of Business.

         The Sellers have delivered to the Buyer a correct and complete copy of each written arrangement listed in SECTION 4(M) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing; (C) Infinity is not, nor to the Knowledge of Sellers, is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) Infinity is not, nor to the Knowledge of Sellers, has any other party, repudiated any provision of the written arrangement. Infinity is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in SECTION 4(M) of the Disclosure Schedule under the terms of this SECTION 4(M). To the Knowledge of the Sellers and the officers and directors of Infinity, no unfilled Material Customer Contract or Agreement obligating Infinity to perform services will result in a loss to Infinity upon completion of performance. Infinity has not been notified that any of its customers intends either to dispute charges under or to terminate early a Material Customer Contract or Agreement.

                      (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Infinity are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to a reserve of $20,000 for bad accounts.

                      (o) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Infinity.

                      (p) INSURANCE. SECTION 4(P) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Infinity has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                          (i) the name address and telephone number of the
                  agent;

                          (ii) the name of the insurer, the name of the
                  policyholder, and the name of each covered insured;

                          (iii) the policy number and the period of coverage;

                          (iv) the scope (including an indication of whether the
                  coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                          (v) a description of any retroactive premium
                  adjustments or other loss sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date; (C) Infinity is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of the Sellers, no party to the policy has repudiated any provision thereof. Infinity has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. SECTION 4(P) of the Disclosure Schedule describes any self-insurance arrangements affecting Infinity.

                      (q) LITIGATION. SECTION 4(Q) of the Disclosure Schedule sets forth each instance in which Infinity (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of Infinity, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described on SECTION 4(Q) of the Disclosure Schedule, no matter listed thereon would reasonably be expected, individually, to result in a Material adverse effect to Infinity. Neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of Infinity has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Infinity.

                      (r) EMPLOYEES. To the Knowledge of the Sellers and the directors and officers (and employees with responsibility for employment matters) of Infinity, no employee has any plans to terminate employment with Infinity. Infinity is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Infinity has not committed any unfair labor practice. Neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of Infinity has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Infinity.

                      (s) EMPLOYEE BENEFITS. SECTION 4(S) of the Disclosure Schedule lists all Employee Benefit Plans that Infinity maintains or to which Infinity contributes for the benefit of any current or former employee of Infinity.

                          (i) Each Employee Benefit Plan (and each related trust
                  or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

                          (ii) All required reports and descriptions, if any,
                  (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Welfare Benefit Plan.

                          (iii) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Infinity. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

                          (iv) Each Employee Benefit Plan which is an Employee
                  Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a currently valid and favorable determination letter from the Internal Revenue Service, and that nothing has occurred since the receipt of such letter that would materially affect the tax qualified status of each such Employee Pension Benefit Plan.

                          (v) The market value of assets under each Employee
                  Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on an accumulated benefit obligation basis) as of the last day of the most recent plan year. No Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Sellers and directors and officers (and employees with responsibility for employee benefits matters) of Infinity, threatened.

                          (vi) There have been no Prohibited Transactions with
                  respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of Infinity, threatened. Neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of Infinity has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                          (vii) The Sellers have delivered to the Buyer correct
                  and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

         Infinity does not contribute to, has never contributed to, nor ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. Infinity has not incurred, and neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of Infinity has any reason to expect that Infinity will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that Infinity and the Controlled Group of Corporations which includes Infinity maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Infinity does not maintain, nor has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

                      (t) GUARANTIES. Infinity is not a guarantor nor is it otherwise liable for any Liability or obligation (including indebtedness) of any other person.

                      (u) ENVIRONMENT, HEALTH, AND SAFETY.

                          (i) Infinity and its respective predecessors and
                  Affiliates have complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

                          (ii) To the Knowledge of Sellers and the directors and
                  officers of Infinity, Infinity has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Infinity giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.

                          (iii) To the Knowledge of Sellers and the directors
                  and officers of Infinity, Infinity does not have any Material Liability (and Infinity has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Infinity giving rise to any Liability) for any illness of or personal injury to any employee.

                          (iv) To the Knowledge of Sellers and the directors and
                  officers of Infinity, Infinity has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                      (v) LEGAL COMPLIANCE. Except as it would not, individually or in the aggregate, have a Material adverse effect:

                          (i) Infinity has complied with all laws (including
                  rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Infinity which is currently pending and alleges any failure to comply with any such law or regulation.

                          (ii) Infinity has complied with all applicable laws
                  (including rules and regulations thereunder) relating to the employment of labor (including but not limited to the engagement of independent contractors under the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder), employee civil rights, hiring of engaging non-United States citizens, and equal employment opportunities.

                          (iii) Infinity has not violated in any respect or
                  received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                               (iv) Infinity has not:

                                    (A) made or agreed to make any contribution,
                           payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

                                    (B) established or maintained any unrecorded
                           fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                                    (C) made or agreed to make any contribution,
                           or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office in excess of $500.

                          (v) Infinity has filed in a timely manner all reports,
                  documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                          (vi) Infinity has possession of all records and
                  documents it was required to retain under all applicable laws (including rules and regulations thereunder).

                      (w) CERTAIN BUSINESS RELATIONSHIPS WITH INFINITY. Except as set forth in SECTION 4(W) of the Disclosure Schedule, neither the Sellers nor its Affiliates has been involved in any business arrangement or relationship with Infinity within the past twelve (12) months other than customary employment relationships, and neither the Sellers nor its Affiliates owns any material property or right, tangible or intangible, which is used in the business of Infinity.

                      (x) BROKERS' FEES. Infinity does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

                      (y) DISCLOSURE. The representations and warranties contained in this SECTION 4 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this SECTION 4 not misleading.

                  5. RESERVED.

                  6. ADDITIONAL COVENANTS. The Parties further covenant and agree as follows:

                      (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Infinity; provided that Sellers may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

                      (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Infinity, each of the other Parties will cooperate with him or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
SECTION 8 below).

                      (c) TRANSITION. The Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Infinity from maintaining the same business relationships with Infinity after the Closing for a period of twenty-four (24) months thereafter as it maintained with Infinity prior to the Closing. The Sellers will refer all customer inquiries relating to Infinity's Business to the Buyer and/or Infinity from and after the Closing for a period of twenty-four (24) months thereafter.

                      (d) CONFIDENTIALITY. The Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6(D). If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Sellers may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Sellers shall use their reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                      (e) TERMINATION OF BANK FACILITIES; RELEASE OF GUARANTIES. Sellers shall (i) retire all of Infinity's outstanding bank indebtedness as of the Closing Date, except as otherwise specifically agreed by Buyer in writing and (ii) fully, completely and unconditionally release Infinity at or prior to Closing as guarantor for the Sellers on all banking facilities of Infinity or other guarantees.

                      (f) MONITORING INFORMATION. Prior to the Closing, Sellers shall cause Infinity to deliver such information as may reasonably be requested by Buyer.

                      (g) SECTION 338(H)(10) ELECTION. The Sellers and Buyer shall join in making a timely election (but in no event later than sixty (60) days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states, with respect to the sale and purchase of Infinity Shares pursuant to this Agreement, and each party shall provide to the others all necessary information to permit such elections to be made. Buyer and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections; PROVIDED, HOWEVER, that Buyer shall be the party responsible for preparing and filing the forms, returns, schedules and other documents necessary for making an effective and timely election. All Taxes attributable to the elections made pursuant to this SECTION 6(G) shall be the liability of the Sellers and the Sellers shall indemnify the Buyer (as provided in SECTION 8(B) herein) from and against the entirety of all Taxes created from the conversion by Infinity to the accrual basis of tax accounting from the cash basis of tax accounting immediately prior to the Closing. In connection with such elections, within sixty (60) days following the Closing Date, Buyer and the Sellers shall act together in good faith to determine and agree upon the "deemed sale price" to be allocated to each asset of Infinity in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under
Section 338 of the Code. Notwithstanding the generality of the immediately preceding sentence, Buyer and the Sellers agree that the "deemed sale price" shall be allocated to the fixed assets at their book value as of August 31, 1998 and the monetary assets of Infinity at their fair market value as of the Closing Date and the balance of the "deemed sale price" shall be allocated to goodwill and other intangible assets of Infinity. Both Buyer and the Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Buyer and the Sellers are unable to agree as to such allocations, Buyer's reasonable positions with respect to such allocations shall control. The Sellers shall be liable for, and shall indemnify and hold Buyer and Infinity harmless against, any Taxes or other costs attributable to (i) a failure on the part of the Sellers to take all actions required of them under this SECTION 6(G); or (ii) a failure on the part of Infinity to qualify as an "S corporation" for federal and/or state income tax purposes.

                      (h) LANDLORDS' CONSENTS. Sellers shall cause Infinity on or before the Closing Date to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being assumed by Buyer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

                      (i) ADDITIONAL TAX MATTERS.

                          (i) The Buyer shall cause Infinity (at Sellers' sole
                  cost and expense) to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and Sellers shall remit any Taxes due in respect of such Tax Returns (but only to the extent such Taxes are in excess of the reserve, if any, for such Tax liability used to determine the Net Cash of Infinity at Closing). In addition, Sellers shall cause their Certified Public Accountant to prepare a short period tax return for Infinity covering the period from December 31, 1997 through the Closing Date; PROVIDED, HOWEVER, that Sellers shall provide Coopers & Lybrand, L.L.P. with at least ten (10) days to review such return prior to its filing (such review to be at Buyer's sole cost and expense). The cost of preparation of such short period tax return shall be paid by Sellers.

                          (ii) Buyer and Sellers recognize that each of them
                  will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Buyer and/or Infinity to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause Infinity to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

                      (j) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Sellers will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or business competing with the businesses of the Buyer, Infinity or their Affiliates in any country, (ii) request, advise, induce or attempt to induce any customer, supplier, licensee or other business relation of the Buyer, Infinity or any of their Affiliates (each a "CUSTOMER") to withdraw, curtail, cancel or otherwise cease such Customer's business with the Buyer, Infinity and/or such Affiliate or in any way interfere with the relationship between any such Customer and the Buyer, Infinity and/or any of their Affiliates, (iii) service, canvass, solicit or accept any business from any Customer for the purpose of competing with the Buyer, Infinity or the Affiliates, (iv) disclose to any other person, firm, corporation or other entity, the name or address of any Customer for the purpose of competing with the Buyer, Infinity or any of their Affiliates, or (iv) solicit for employment or employ any person who is or was employed by Infinity, the Buyer or any of their Affiliates at any time within the eighteen (18) month period immediately preceding such solicitation of employment to leave the employ of the Buyer, Infinity or such Affiliate and/or accept employment with any Seller or with such Person, firm, association, corporation or other entity, or in any way willfully interfere with the relationship between the Buyer, Infinity or any of their Affiliates and any such person or (iv) initiate or engage in any discussions regarding an acquisition of, or Seller's employment (whether as an employee, an independent contractor or otherwise) by, any businesses with which Infinity has entertained discussions or has requested and received information relating to the acquisition of such business by Infinity upon or within the one (1) year period prior to the date hereof; PROVIDED, HOWEVER, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. For purposes of this Agreement, the Parties have agreed to allocate $50,000 of the Purchase Price to the covenant not to compete contained in this SECTION 6(J). In addition to the definition of Affiliate set forth in SECTION 1 hereof, for purposes of this
SECTION 6(J), "AFFILIATE" with respect to the Buyer shall include, without limitation, any corporation or business entity that either controls or is controlled by the Buyer, The Hackett Group, Inc., Delphi Partners, Inc. or Legacy Technology, Inc. or is controlled by the shareholders that control the Buyer (and for this definition, "control" means the ownership, either directly or through an unbroken chain of control, of more than fifty (50%) of the equity interests or combined voting or management rights in an entity.)

                      (k) CONDUCT DURING EARNED PAYOUT PERIOD. Sellers acknowledge and agree that, during the Earned Payout Period, Buyer shall be entitled to oversee the operation and management of Infinity's Business, including the setting of goals and review of budgets and performance, all of which shall be reasonably and legally designed and intended to maximize the productivity, efficiency, profitability and Adjusted EBITA of Infinity. The Sellers further agree, during the Earned Payout Period, not and not to allow Infinity to cut staff, capital expenditures and general and administrative expenses or take other actions that are not consistent with Infinity's prior practices and/or prudent business practices, and Sellers agree not and not to allow Infinity to engage in any activity in order to increase current year profits of the business of Infinity at the expense of the longer term growth of the business of Infinity. During the Earned Payout Period, the Buyer agrees to
(i) maintain separate books and records for Infinity; (ii) maintain Infinity as a separate entity and not to sell or otherwise dispose of any of its assets except in the Ordinary Course of Business or sell or otherwise dispose of any of its stock; (iii) cause Infinity to be operated essentially as it was prior to the sale of the Infinity Shares except in so far as the prior practices of Infinity were imprudent or unreasonable or its productivity efficiency and profitability can be improved and increased through economies of scale, Buyer's experience or otherwise; and (iv) not unreasonably change, except with the consent of Brian J. Burk, and except in the Ordinary Course of Business, (A) the prices charged for Infinity's services, (B) the level of compensation of Infinity's consultants and full-time corporate employees or (C) the level Infinity's general and administrative expenses, unless the prior business practices were unreasonable or imprudent and/or unless the changes are reasonably necessary to support the growth of Infinity's business. Buyer, Infinity and the Sellers recognize and acknowledge that the relationship that will exist between Buyer, Infinity and the Sellers upon the consummation of the transactions contemplated herein will be based on a high degree of mutual trust and confidence among the parties, and each of Buyer and the Sellers agree that at all times following the Closing that each will act with respect to its dealings with Infinity and its operations in such a way as to promote, to the extent reasonably possible, the successful operation and growth of Infinity.

                  7.  CONDITIONS TO OBLIGATIONS TO CLOSE.

                      (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                          (i) the representations and warranties set forth in
                  SECTION 3(A) and SECTION 4 above shall be true and correct in all material respects at and as of the Closing Date;

                          (ii) the Sellers shall have performed and complied
                  with all of their covenants hereunder in all Material respects through the Closing;

                          (iii) Infinity (A) will have given (and the Sellers
                  will have caused Infinity to give) any notices to third parties, and Infinity will have used (and Sellers will have caused Infinity to use) its reasonable best efforts to obtain third-party consents, that the Buyer may reasonably request in connection with the matters pertaining to Infinity disclosed or required to be disclosed in the Disclosure Schedule; (B) will have procured all necessary third party consents required to consummate this Agreement and the transactions contemplated hereby; and (C) will have taken any additional action (and the Sellers will cause Infinity to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain to consummate this Agreement and the transactions contemplated hereby;

                          (iv) no action, suit, or proceeding shall be pending
                  or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own, operate, or control Infinity Shares or Infinity (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                          (v) the Sellers shall have delivered to the Buyer a
                  certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in SECTION 7(A)(I)-(IV) is satisfied in all respects;

                          (vi) the acquisition by the Buyer of Infinity Shares
                  shall represent one hundred percent (100%) of the issued and outstanding capital stock of Infinity and all of such Infinity Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

                          (vii) the Parties and Infinity shall have received all
                  other authorizations, consents and approvals of governments and governmental agencies set forth herein and in the Disclosure Schedule;

                          (viii) the Buyer and Infinity shall have received from
                  each Seller and from at least 90% of the other persons listed on ANNEX IV an executed compliance agreement in the form attached hereto as EXHIBIT D and the initial salary and bonus for each such person listed on ANNEX IV (other than Sellers) and the initial salary for each Seller;

                          (ix) the Buyer shall have received from each Seller an
                  executed Equity Purchase Agreement in the form attached hereto as EXHIBIT A with respect to the Buyer's Shares issued to each Seller on the Closing Date;

                          (x) Sellers shall have caused each person listed on
                  ANNEX VI to execute a Stock Option Agreement in the form attached hereto as EXHIBIT B for the issuance to each such person listed on ANNEX VI of (A) Buyer's Options in the amount set forth next to such person's name on Closing Date and (B) potential additional Buyer's Options in accordance with the terms of EXHIBIT B;

                          (xi) the Buyer shall have received from counsel to the
                  Sellers an opinion with respect to the matters set forth in EXHIBIT E attached hereto, addressed to the Buyer and dated as of the Closing Date;

                          (xii) the Buyer shall have received the resignations,
                  effective as of the Closing, of each director of Infinity prior to the Closing;

                          (xiii) the Buyer shall be satisfied in its sole
                  discretion with the results of its continuing legal, financial and business due diligence investigations of Infinity, all of which shall be final and completed to Buyer's satisfaction not later than two (2) days prior to Closing;

                          (xiv) no material adverse change shall have occurred
                  in Infinity's Business or its future prospects;

                          (xv) Sellers shall have caused Infinity to cancel each
                  outstanding phantom stock, deferred bonus or option plan, if any, all at no cost to the Buyer or Infinity;

                          (xvi) all liens and Security Interests securing debts
                  of Infinity which have been paid in full prior to or at the Closing shall have been fully released of record to the satisfaction of the Buyer and all Uniform Commercial Code financing statements covering such debts shall have been terminated;

                          (xvii) no unsatisfied liens for the failure to pay
                  Taxes of any nature whatsoever shall exist against Infinity, or against or in any way affecting any Infinity Share;

                          (xviii) Buyer shall be satisfied that it can obtain a
                  full stepped-up basis in the assets of Infinity pursuant to the Section 338(h)(10) election and any similar state law election made pursuant to SECTION 6(G) above;

                          (xix) all obligations of Infinity which are not being
                  retired or satisfied by the Sellers prior to or at the Closing shall have been modified in such a manner that their covenants, repayment schedules, and other provisions will be upon terms reasonably satisfactory to Buyer.

                          (xx) the Sellers shall and Infinity shall have caused
                  all of Infinity's officers, directors and/or other senior employees of Infinity to, have repaid in full all debts and other obligations, if any, owed to Infinity;

                          (xxi) the Buyer shall have received from Infinity the
                  Financial Statements;

                          (xxii) all appropriate corporate and shareholder
                  authorizations of Infinity shall have been obtained;

                          (xxiii) since the Most Recent Balance Sheet, Infinity
                  shall have made no dividend, consulting or other payment to the Sellers, except for employment salaries (not to exceed current compensation) as set forth in SECTION 4(M) of the Disclosure Schedule and bonuses as set forth on SECTION 4(M) of the Disclosure Schedule; PROVIDED, HOWEVER, that no payment shall be made for any cash to accrual tax liability as a result of the transactions contemplated hereby;

                          (xxiv) except as set forth on the Disclosure Schedule,
                  since the Most Recent Balance Sheet, Infinity shall not have transferred, conveyed, disposed of and/or sold any of its Material assets, except in the Ordinary Course of Business; and

                          (xxv) all Intellectual Property created or developed
                  by any Seller and any other current employee of Infinity that has been used historically by Infinity or is being used currently by Infinity shall be one hundred percent (100%) owned by Infinity as of the Closing Date.

         The Buyer may waive any condition specified in this SECTION 7(A) if it executes a writing so stating at or prior to the Closing.

                      (b) CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                          (i) the representations and warranties set forth in
                  SECTION 3(B) above shall be true and correct in all Material respects at and as of the Closing Date;

                          (ii) the Buyer shall have performed and complied with
                  all of its covenants hereunder in all Material respects through the Closing;

                          (iii) no action, suit or proceeding shall be pending
                  or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                          (iv) the Buyer shall have delivered to the Sellers a
                  certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in SECTION 7(B)(I)-(III) is satisfied in all respects;

                          (v) the Parties and Infinity shall have received all
                  other authorizations, consents, and approvals of governments and governmental agencies set forth herein and in the Disclosure Schedule;

                          (vi) each Seller and each of the other persons listed
                  on ANNEX IV who have executed a compliance agreement in the form attached hereto as EXHIBIT D shall have received from Buyer an executed compliance agreement in the form attached hereto as EXHIBIT D and pursuant to the terms described in ANNEX IV with respect to the initial salary and bonus for each such person listed on ANNEX IV (other than Sellers) and with respect to the initial salary for each Seller;

                          (vii) each of the Sellers who has executed an Equity
                  Purchase Agreement in the form of EXHIBIT A attached hereto shall have received from Buyer a fully executed Equity Purchase Agreement in the form of EXHIBIT A attached hereto for the issuance of Buyer's Shares to each Seller on the Closing Date;

                          (viii) each person listed on ANNEX VI receiving
                  Buyer's Options under this Agreement and who has executed a Stock Option Agreement in the form attached hereto as EXHIBIT B shall have received from Buyer an executed Stock Option Agreement in the form attached hereto as EXHIBIT B for the issuance to each such person listed on ANNEX VI of (A) Buyer's Options in the amount set forth next to such person's name on Closing Date and (B) potential additional Buyer's Options in accordance with the terms of EXHIBIT B;

                          (ix) all actions to be taken by the Buyer in
                  connection with consummation of the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

         The Sellers may waive any condition specified in this SECTION 7(B) if they execute a writing so stating at or prior to the Closing. If the Closing occurs, Sellers shall be deemed to have waived any unsatisfied condition to their obligations hereunder.

                  8.  REMEDIES FOR BREACHES OF THIS AGREEMENT.

                      (a) SURVIVAL. All of the representations and warranties of the Sellers contained in SECTION 4 above (other than the representations and warranties of the Sellers contained in SECTION 4(H) above) shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect for a period of two (2) years thereafter. The other representations, warranties, and covenants of the Parties contained in this Agreement (including the representations and warranties of the Sellers contained in SECTION 4(H) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Closing) and continue in full force and effect for the applicable statute of limitations, except as otherwise provided elsewhere in this Agreement.

                      (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                          (i) In the event the Sellers breach any of their
                  representations, warranties, agreements, and covenants contained herein, and provided that the particular representation, warranty, agreement, or covenant survives the Closing and that the Buyer makes a written claim for indemnification against the Sellers pursuant to SECTION 10(H) below within the applicable survival period, then the Sellers agree to jointly and severally indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period resulting from, arising out of, relating to, in the nature of, or caused by the breach; PROVIDED, HOWEVER, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Sellers contained in
                  SECTION 4 above (i) until the Buyer has suffered aggregate losses by reason of all such breaches in excess of a $35,000 threshold (at which point the Sellers will be obligated to indemnify the Buyer from and against all such aggregate losses including losses relating back to the first dollar) or (ii) in excess of the Purchase Price (after which point Sellers shall have no obligation to indemnify Buyer from and against further such Adverse Consequences); PROVIDED, FURTHER, HOWEVER, that the limitations set forth in (i) and (ii) above specifically shall not apply to the liability of Sellers with respect to Adverse Consequences resulting from or attributable to intentional fraud or any willful misconduct by the Sellers or to any breaches of the representations and warranties contained in SECTION 4(G),
                  SECTION 4(H) and SECTION 4(N) hereof or to any breach on or prior to the date hereof of that certain agreement dated March 2, 1998 between American Electric Power Service Corporation and Infinity.

                          (ii) In the event any Seller breaches any of its
                  Several representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Buyer makes a written claim for indemnification against such Seller pursuant to SECTION 10(H) below within the applicable survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                          (iii) The Sellers agree to indemnify the Buyer from
                  and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Infinity arising under Reg. ss.1.1502-6 (because Infinity once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than Infinity also was a member of the Affiliated Group).

                          (iv) The Sellers agree to indemnify the Buyer from and
                  against the entirety of any sales, use, recording or other transfer Taxes which may become due and owing by reason of the transactions contemplated by this Agreement.

                          (v) The Sellers agree to indemnify the Buyer from and
                  against the entirety of any brokerage fees or investment banking commissions due by Sellers or Infinity by reason of the transactions contemplated by this Agreement.

                          (vi) The Sellers shall be liable for, and hereby
                  indemnify, the Buyer for all Taxes imposed on Infinity with respect to any taxable year ended on or before the Closing Date or with respect to any period beginning before and ending after the Closing Date, for the portions of such taxable year or period ending prior to the Closing Date, including without limitation any Taxes incurred in connection with any audit by any governmental authority for any such period ending on or prior to the Closing Date; PROVIDED, HOWEVER, that such indemnity shall be made only to the extent such Taxes are in excess of the reserve, if any, for such Tax Liability used to determine the Net Cash of Infinity at Closing. The Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of Infinity as of the Closing Date. In any case where applicable law does not permit Infinity to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of Infinity, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by the Buyer and the Sellers) be determined by a closing of Infinity's books as of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned based upon the number of days during such taxable year or period the Sellers and Buyer owned the stock in Infinity.

                          (vii) The Sellers shall indemnify the Buyer from and
                  against the entirety of all Taxes created from and the conversion by Infinity to the accrual basis of tax accounting from the cash basis of tax accounting immediately prior to the Closing.

                          (viii) The Sellers shall indemnify the Buyer from and
                  against the entirety of all Adverse Consequences as a result of any noncompliance by Infinity prior to the Closing with any wage or employment laws.

                          (ix) The Parties shall make appropriate adjustments
                  for tax benefits in determining the liability of the Sellers under this SECTION 8.

                      (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Sellers make a written claim for indemnification against the Buyer pursuant to SECTION 10(H) below within the applicable survival period, then the Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the

Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                      (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this SECTION 8, then the Indemnified Party shall notify in writing each Indemnifying Party thereof promptly; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged and materially prejudiced from adequately defending such claim. In the event any Indemnifying Party notifies the Indemnified Party within thirty
(30) days after the Indemnified Party has given notice of the matter that the Indemnifying party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement or compromise which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies in writing the Indemnified Party within twenty
(20) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Party(ies) to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

                      (e) EXCLUSIVE REMEDY. The Parties acknowledge and agree that the foregoing indemnification provisions in this SECTION 8 shall be the exclusive remedy of the Parties for any breach of the representations and warranties of the Parties contained in SECTION 3 or SECTION 4 of this Agreement.

                      (f) PAYMENT; GENERAL RIGHT OF OFFSET. The Indemnifying Parties shall promptly pay to the Indemnified Party for which such Indemnified Party is entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which such Indemnified Party is entitled to by reason of the provisions of this Agreement, including without limitation SECTION 8(H) and
SECTION 9. Notwithstanding the foregoing, in connection with the indemnification of Buyer pursuant to SECTION 8(B)(I) above, Buyer shall have the option to first seek indemnification payments through offset against Stock Portion of the Purchase Price or Earned Payout Amount payable to Sellers, after an indemnification claim has been made therefor, for the amount of any Adverse Consequences or any other payments to which Buyer is entitled to by reason of the provisions of this Agreement, including without limitation SECTION 8(B) and
SECTION 9.

                      (g) OTHER INDEMNIFICATION PROVISIONS. Except as provided in Section 8(f) above, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

                      (h) ARBITRATION WITH RESPECT TO CERTAIN INDEMNIFICATION MATTERS. THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED INDEMNIFICATION CLAIM MADE PURSUANT TO THIS SECTION 8. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE


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

ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST ARBITRATOR WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN THE MIAMI, FLORIDA METROPOLITAN AREA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD. THE ARBITRATION WILL BE SUBJECT TO THE FOLLOWING CONDITIONS:

                          (i) THAT EACH PARTY SHALL BE ENTITLED TO DISCOVERY
                  PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE;

                          (ii) THAT EVIDENCE SHALL BE COMPETENT ONLY IF IT IS
                  ADMISSIBLE IN EVIDENCE, UNDER THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE; AND

                      (i) THAT THE LOSING PARTY SHALL PAY THE REASONABLE LEGAL FEES AND COSTS OF THE PREVAILING PARTY, AS SHALL BE DETERMINED BY THE ARBITRATOR.

                  9.  ARBITRATION AGREEMENT FOR ACCOUNTING DISPUTES.

                      (a) GENERAL. Notwithstanding anything stated within the context of this Agreement to the contrary, the parties hereby agree that all questions, issues and/or disputes related to accounting determinations arising under this Agreement shall be resolved as set forth in this SECTION 9.

                      (b) DEMAND FOR ARBITRATION. If a dispute should arise under this contract, either party may within thirty (30) days make a demand for arbitration by filing a demand in writing with the other.

                      (c) APPOINTMENT OF ARBITRATORS. The parties may agree upon one arbitrator, but in the event that the parties do not agree, the parties shall, respectively nominate one (1) "Big Five" accounting firm (other than KPMG Peat Marwick) not presently employed by the parties. The two (2) "Big Five" accounting firms so nominated shall then appoint a third "Big Five" accounting firm (other than KPMG Peat Marwick) to serve on the panel consisting of the three (3) nominated "Big Five" accounting firms.

                      (d) ARBITRATION AWARD. The decision of any two of the "Big Five" accounting firms nominated to the panel shall be binding and conclusive upon the parties. If the panel of arbitrators fails to reach agreement within sixty (60) days of appointment of the third panelist, three (3) new arbitrators shall be nominated as set forth in SECTION 9(C). The process shall be repeated until a decision is finally reached by two (2) of the three (3) arbitrators nominated to the panel.

                  10. MISCELLANEOUS.

                      (a) THE SELLERS.

                          (i) When any particular Seller (as opposed to the
                  Sellers as a group) makes a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "SEVERAL" obligation of that Seller. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of each of the Sellers in
                  SECTION 3(A) above concerning the transaction is an example of Several obligations.

                          (ii) When the Sellers as a group make a
                  representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "JOINT AND SEVERAL" obligation of the Sellers. This means each Seller will be responsible for the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of the Sellers in SECTION 4 above concerning Infinity are examples of Joint and Several obligations.

                      (b) PRESS RELEASES AND ANNOUNCEMENTS. Except as may be required by applicable securities laws or stock exchange requirements, no Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Buyer and the Sellers, which written approval will not be unreasonably withheld; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

                      (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

                      (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof; PROVIDED, HOWEVER, that unless and until the consummation of the purchase and sale transaction contemplated hereunder occurs, the Confidentiality Agreement attached hereto as EXHIBIT F shall remain in full force and effect.

                      (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to a wholly-owned Subsidiary (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

                      (f) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                      (g) DESCRIPTIVE HEADING. The descriptive section headings contained in this Agreement are inserted for convenience or reference only and shall not control or affect in any way the meaning, interpretation, or construction of any of the provisions of this Agreement.

                      (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Infinity or the Sellers:

                  Mr. Brian J. Burk
                  c/o Infinity Consulting Group, Inc.
                  101 West Ohio Street, Suite 2000
                  Indianapolis, IN 46204
                  Tel:     (317) 684-6761
                  Fax:     (317) 684-6810

         with a copy to:

                  Efron & Efron, P.C.
                  5246 Hohman Avenue
                  Fifth Floor
                  Hammond, Indiana  46230
                  Attention:  Morton Efron, Esq.
                  Tel:     (219) 931-5380
                  Fax:     (219) 933-3180

         If to the Buyer:

                  AnswerThink Consulting Group, Inc.
                  1001 Brickell Bay Road, 30th Floor
                  Miami, Florida  33131
                  Attention:        Ted A. Fernandez
                  Tel:     (305) 375-8005
                  Fax:     (305) 379-8810
         with a copy to:

                  Hogan & Hartson, LLP
                  555 Thirteenth Street, NW
                  Washington, D.C.  20004
                  Attention:        Christopher J. Hagan, Esq.
                  Tel:     (202) 637-5771
                  Fax:     (202) 637-5910

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                      (i) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

                      (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                      (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                      (l) EXPENSES. Each of the Parties and Infinity will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers acknowledge and agree that Infinity has not borne or will bear any of the Sellers' costs and expenses (including any of its legal fees and expenses and investment banking fees) in connection with this Agreement or any of the transactions contemplated hereby.

                      (m) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                      (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                      (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

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

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     BUYER:

                                     ANSWERTHINK CONSULTING GROUP, INC.

                                     By:
                                        ----------------------------------------
                                        Ted A. Fernandez
                                        President and Chief Executive Officer


                                     INFINITY:

                                     INFINITY CONSULTING GROUP, INC.

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     SELLERS:

                                        ----------------------------------------
                                        Brian J. Burk


                                        ----------------------------------------
                                        John L. Moser


                                        ----------------------------------------
                                        James N. Alvarez



                           IN ACCORDANCE WITH SEC RULES, CERTAIN SCHEDULES AND EXHIBITS TO THE AGREEMENT, WHICH ARE LISTED IN THE TABLE OF CONTENTS TO THE AGREEMENT, ARE OMITTED. SUCH SCHEDULES AND EXHIBITS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.)

                                      -33-